Exhibit 4.2

FORM OF NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(c) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION  3(c) HEREOF.

SENIOR  NOTE

July 31, 2009 Note No.: HMF-1	$215,000

FOR VALUE RECEIVED, EVOLUTION RESOURCES, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of Harborview Master Fund, L.P. or its permitted assigns (the “Holder”) the principal amount of Two Hundred Fifteen Thousand Dollars ($215,000) (the “Initial Principal Amount”) when due, whether upon maturity, acceleration, redemption or otherwise, and to pay interest (“Interest”) on the unpaid principal balance hereof on each Interest Payment Date (as defined in the Appendix hereto) and upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, at the Applicable Interest Rate (as defined in the Appendix hereto).  Interest on this Note payable on each Interest Payment Date and upon maturity, or earlier upon acceleration or redemption pursuant to the terms hereof, shall accrue from the Issuance Date (as defined in the Appendix hereto) and shall be computed on the basis of a 365-day year and actual days elapsed.  Interest shall be payable in cash in accordance with the foregoing sentence and Section 6.

(1)

Certain Defined Terms.  Each capitalized term used and not otherwise defined in this Note shall have the meaning ascribed to such term in the Appendix hereto, which is incorporated herein by this reference.

(2)

Payments of Principal and Interest.  All payments under this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  Interest on the Principal shall be paid quarterly in arrears on each Interest Payment Date.  Any amount that is not paid when due shall bear interest at the

Default Rate from the date such amount is initially due until the same is paid in full.  Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall be due instead on the next succeeding Business Day.

(3)

Principal Payments.

(a)

On the Maturity Date.  If any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation to the Company, and such Principal shall be redeemed by the Company as of the Maturity Date by payment on the Maturity Date to the Holder, by wire transfer of immediately available funds, of an amount equal to such Principal and the related Interest Amount, together with all other obligations payable under this Note or the Securities Purchase Agreement.

(b)

Optional Early Redemption by Company.

(i)

General.  At any time after the Issuance Date, the Company shall have the right to redeem some or all of the Principal (a “Company Early Redemption”) by delivering to the Holder written notice (the “Company Early Redemption Notice”) at least 10 Business Days prior to the date selected by the Company for such Company Early Redemption.  The Company Early Redemption Notice shall state:

(A)

the date (the “Company Early Redemption Date”) on which the Company Early Redemption will occur;

(B)

the amount of the Principal to be redeemed by the Company on the Company Early Redemption Date;

(C)

the Interest Amount with respect to such Principal; and

(D)

that the Company is simultaneously redeeming the same percentage of the outstanding principal balance of the Other Notes.

The aggregate of (1) the amount of the Principal to be redeemed by the Company on the Company Early Redemption Date, and (2) the Interest Amount with respect thereto is referred to herein as the “Aggregate Early Redemption Amount.”  A Company Early Redemption Notice shall be irrevocable by the Company; the failure of the Company to pay the Aggregate Early Redemption Amount in full on the Company Early Redemption Date shall constitute an Event of Default; and any portion of the Aggregate Early Redemption Amount not paid on the Company Early Redemption Date shall bear interest at the Default Rate until paid in full.

(ii)

Mechanics of Company Early Redemption.  If the Company has delivered a Company Early Redemption Notice in accordance with Section 3(b)(i), then on the Company Early Redemption Date the Company shall pay the Aggregate Early Redemption Amount in cash by wire transfer of immediately available funds to an account designated by the Holder.  Notwithstanding anything contained herein to the contrary, no Company Early Redemption Notice shall contain any material non-public information regarding the Company or any of its Subsidiaries.

(4)

Surrender of Note.  Notwithstanding anything to the contrary set forth in this Note, upon any redemption of the Principal of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being repaid and the related Interest Amount and all other obligations payable under this Note (including any other amounts due under this Note) have been paid in full.  The Holder and the Company shall maintain records showing the principal amount redeemed and the date(s) of such redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such redemption.  In the event of any dispute or discrepancy, such records of the Holder establishing the Principal to which the Holder is entitled shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following redemption of any portion of this Note, the Principal may be less than the principal amount stated on the face hereof.

(5)

Interest.  Interest shall be payable by the Company on each Interest Payment Date and at the Maturity Date, to the record Holder of this Note on such Interest Payment Date by wire transfer of immediately available funds. Any accrued and unpaid Interest which is not paid within two Business Days of such accrued and unpaid Interest’s Interest Payment Date shall bear interest at the Default Rate from such Interest Payment Date until the same is paid in full.

(6)

Voting Rights.  The holders of the Notes shall have no voting rights, except as required by law and as expressly provided in this Note.

(7)

Defaults and Remedies.

(a)

Events of Default.  An “Event of Default” means:

(i)

Any default in payment of (A) any Principal on any of the Notes or (B)   any Aggregate Early Redemption Amount, when and as due;

(ii)

Any default in payment of any Interest Amount or any other amounts due that is not included in an amount described in the immediately preceding clause (i) and that is not cured within two Business Days from the date such Interest Amount or other amounts were due;

(iii)

Any failure by the Company for 10 days to comply with any other provision of this Note in all material respects;

(iv)

Any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries;

(v)

The Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or applies for a receiving order; (B) consents to the entry of an order for relief against it in an involuntary case or consents to any involuntary application for a receiving order; (C) consents to the appointment of a Custodian of it or any of its Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due;

(vi)

An involuntary case or other proceeding is commenced directly against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of 30 days, or an order of relief is entered against the Company or any of its Subsidiaries as debtor under the Bankruptcy Laws as are now or hereafter in effect;

(vii)

The Company or any of its Subsidiaries that is a party thereto breaches any covenant or other term or condition of the Security Documents;

(viii)

The Company or any of its Subsidiaries breaches any covenant or other term or condition of the Securities Purchase Agreement, or any other Transaction Document (other than this Note or any of the Security Documents); provided, that in the case of a breach of a covenant or other term that is curable and would not otherwise constitute an Event of Default under any other subparagraph of this Section 7(a), if such breach continues for 10 or more days; provided, further, that the Company agrees that a breach of either Section 4(v) or Section 4(w) of the Securities Purchase Agreement, amongst other provisions in the Transaction Documents, will not be capable of being cured.

(ix)

The Company breaches, or otherwise does not comply with, any of the provisions of Section 4(s), or any of the provisions of Section 5 of the Securities Purchase Agreement;

(x)

The breach by the Company of the terms of any subordination agreement to which it is a party relating to the subordination of any Indebtedness to this Note;

(xi)

One or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against the Company and/or any of its Subsidiaries involving, in the aggregate, a liability as to any single or related series of transactions, incidents or conditions, of $25,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of 30 days after the entry thereof;

(xii)

There shall occur a Change of Control;

(xiii)

Any representation, warranty, certification or statement made by the Company or any of its Subsidiaries in the Securities Purchase Agreement, this Note, the Security Documents or any other Transaction Documents or in any certificate, financial statement or other document delivered pursuant to any such Transaction Document is incorrect in any material respect when made (or deemed made);

(xiv)

Any Lien created by any of the Security Documents shall at any time fail to constitute a valid first priority perfected Lien on all of the Collateral purported to be secured thereby, or the Company or any of its Subsidiaries shall so assert;

(xv)

The Company fails to file, or is determined to have failed to file, in a timely manner any Periodic Report or Current Report (other than a Current Report that is required solely pursuant to Item 1.01, 1.02, 2.03, 2.04, 2.05, 2.06, 4.02(a) or 5.02(e) of Form 8-K as in effect on the Issuance Date) required to be filed with the SEC pursuant to the 1934 Act;

(xvi)

any bank at which any deposit account, blocked account, or lockbox account of the Company or any Subsidiary is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company or any Subsidiary shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party (it being understood that only accounts pursuant to which the Collateral Agent has requested account control agreements should be subject to this clause (xvi));

(xvii)

any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

(xviii)

the Company (A) breaches any representation, warranty, covenant or other term or condition of that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of May 27, 2009, by and among the Company and the purchasers listed on Exhibit A thereto or (B) breaches, or otherwise does not comply with any of the terms set forth in that certain Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Evolution Resources, Inc., as filed with the Secretary of State of the State of Nevada on May 27, 2009.

Within two Business Days after the occurrence of any Event of Default, the Company shall deliver written notice thereof to the Holder and contemporaneously Publicly Disclose such occurrence and the remedies available to the holders of the Notes.

(b)

Remedies.  If an Event of Default occurs and is continuing, the Holder may declare all of this Note, including all amounts payable hereunder (the “Acceleration Amount”), to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 7(a) above, all amounts payable hereunder immediately shall become due and payable without further action or notice.  In addition to any remedy the Holder may have under this Note, the Security Documents and the other Transaction Documents, such unpaid amounts shall bear interest at the Default Rate.  Nothing in this Section 7 shall limit any other rights the Holder may have under this Note, the Security Documents or the other Transaction Documents.

(8)

Vote to Change the Terms of the Notes.  The written consent of the Company and the Holders representing at least two-thirds (2/3) of the Aggregate Notes Principal Balances shall be required in order to affect any amendment, waiver or other modification of any of the Notes, and upon receipt of such consent, each Note shall be amended thereby; provided, however, that no change may be made to the Principal, Applicable Interest Rate or Maturity Date of any Note without the consent of the Holder thereof.

(9)

Lost or Stolen Notes.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date.

(10)

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under the Securities Purchase Agreement, the Security Documents and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(11)

Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the Company and the Buyers pursuant to the Securities Purchase Agreement and shall not be construed against any person as the drafter hereof.

(12)

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(13)

Notice.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given and deemed received in accordance with Section 10(f) of the Securities Purchase Agreement.

(14)

Transfer of this Note.  The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with the provisions of Section 2(f) of the Securities Purchase Agreement without the consent of the Company.  Notwithstanding anything to the contrary contained in this Section 14, each such assignee or transferee, upon becoming a Holder hereunder, acknowledges that it is bound by the terms and conditions of Section 5.12 of the Security Agreement and agrees to, promptly upon the request of the Collateral Agent, deliver to the Collateral Agent a written Joinder to the Security Agreement and other Security Documents.

(15)

Payment of Collection, Enforcement and Other Costs.  Without limiting the provisions of the Securities Purchase Agreement and the other Transaction Documents, if (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding, or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

(16)

Cancellation.  After all Principal, Interest and other amounts at any time owed under this Note have been paid in full in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(17)

Note Exchangeable for Different Denominations.  Subject to Section 4, in the event of a redemption of less than all of the Principal pursuant to the terms hereof, the Company shall, upon the request of Holder and tender of this Note promptly cause to be issued and delivered to the Holder, a new Note of like tenor representing the remaining Principal that has not been so repaid.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender.  The date the Company initially issued this Note shall be the “Issuance Date” hereof regardless of the number of times a new Note shall be issued.

(18)

Taxes.

(a)

Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Company or any of its Subsidiaries under this Note, the Securities Purchase Agreement, the Security Documents or any other Transaction Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if the Company or any of its Subsidiaries shall be required to deduct any Indemnified Taxes from such payments, then:

(i)

The sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 18(a)), the Holder receives an amount equal to the sum it would have received had no such deductions been made;

(ii)

The Company or such Subsidiary, as applicable, shall make such deductions; and

(iii)

The Company or such Subsidiary shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)

Indemnification by the Company.  The Company shall indemnify the Holder, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Holder, on or with respect to any payment by or on account of any obligation of the Company or any of its Subsidiaries under any of the Notes, the Securities Purchase Agreement, the Security Documents and the other Transaction Documents (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 18) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Holder as to the amount of such payment or liability under this Section 18 shall be delivered to the Company and shall be conclusive absent manifest error.

(19)

Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Security Documents, the Securities Purchase Agreement and the other Transaction Documents.

(20)

Governing Law.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(21)

Further Assurances.  The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.

(22)

Payment Set Aside.  To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any Bankruptcy Law, U.S. state or federal law, the laws of any foreign government or any political subdivision thereof, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(23)

Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Note, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words to similar effect refer to this Note in its entirety, and (d) the use of the word “including” in this Note shall be by way of example rather than limitation.

(24)

Signatures.  In the event that any signature to this Note or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.  At the request of any party each other party shall promptly re-execute an original form of this Note or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Note or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

[ Remainder of Page Intentionally Left Blank; Signature Page Follows ]

SIGNATURE PAGE TO SENIOR NOTE

IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned as of the year and date first above written.

EVOLUTION RESOURCES, INC.

By:

Name:

Title:

APPENDIX

CERTAIN DEFINED TERMS

Capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement, dated as of  July ___, 2009, pursuant to which this Note was originally issued (as such agreement may be amended, restated, supplemented or modified from time to time as provided therein, the “Securities Purchase Agreement”).  For purposes of this Note, the following terms shall have the following meanings:

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Aggregate Notes Principal Balance” means, as of any date of determination, the aggregate outstanding principal amount of all the Notes as of such date.

“Applicable Interest Rate” means the Interest Rate, or, for so long as an Event of Default shall have occurred and be continuing, the Default Rate.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or law of any applicable foreign government or political subdivision thereof for the relief of debtors.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral Agent” has the meaning ascribed to such term in the Security Agreement.

“Current Report” means a current report on Form 8-K under the 1934 Act.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default Rate” means 18.00% per annum.

“Dollars” or “$” means U.S. Dollars.

“Excluded Taxes” means, with respect to the Holder, or any other recipient of any payment made or to be made by or on account of any obligations of the Company or any of its Subsidiaries under the Notes, the Securities Purchase Agreement or under any other Transaction Document, income or franchise taxes imposed on (or measured by) such recipient’s net income by the United States of America or any other jurisdiction under which such recipient is organized or in which its principal offices are located.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Amount” means as of any date, with respect to any of the Principal, all accrued and unpaid Interest (including any Interest at the Default Rate) on such Principal through and including such date.

“Interest Payment Date” means the first Business Day of each calendar quarter, beginning with the calendar quarter that commences on October 1, 2009, through and including the last calendar quarter that commences prior to the Maturity Date.

“Interest Rate” means 18.00% per annum.

“Issuance Date” means the original date of issuance of this Note pursuant to the Securities Purchase Agreement, regardless of any exchange, substitution or replacement hereof.

“Maturity Date” means November [__], 2009.

“Notes” means, collectively, this Note and all Other Notes issued by the Company pursuant to the Securities Purchase Agreement on the Issuance Date and all notes issued in exchange or substitution therefor or replacement thereof.

“Other Notes” means all of the senior notes, other than this Note, that have been issued by the Company pursuant to the Securities Purchase Agreement and all Notes issued in exchange or substitution therefor or replacement thereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a Governmental Entity or any other legal entity.

“Principal” means the outstanding principal amount of this Note as of any date of determination.

““Public Disclosure” or “Publicly Disclose” means the Company’s public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“U.S.” means the United States of America.

Appendix - 2